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                                                                   EXHIBIT i(2)



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the use of our reports each dated February 4, 2000 on the financial statements and financial highlights of AIM V.I. Aggressive Growth Fund, AIM V.I. Balanced Fund, AIM V.I. Blue Chip Fund, AIM V.I. Capital Appreciation Fund, AIM V.I. Capital Development Fund, AIM V.I. Dent Demographic Trends Fund, AIM V.I. Diversified Income Fund, AIM V.I. Global Growth and Income Fund, AIM V.I. Global Utilities Fund, AIM V.I. Government Securities Fund, AIM V.I. Growth and Income Fund, AIM V.I. Growth Fund, AIM V.I. High Yield Fund, AIM V.I. International Equity Fund, AIM V.I. Money Market Fund, AIM V.I. Telecommunications Fund, and AIM V.I. Value Fund, each a series of AIM Variable Insurance Funds, Inc. Such financial statements and financial highlights are included in the Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A of AIM Variable Insurance Funds. We also consent to the references to our Firm in such Registration Statement.


                                                     /s/ TAIT, WELLER & BAKER
                                                     ------------------------
                                                     TAIT, WELLER & BAKER




Philadelphia, Pennsylvania
April 13, 2000